CONTINUING GUARANTY AGREEMENT

To induce CSNK WORKING CAPITAL FINANCE CORP. D/B/A BAY VIEW FUNDING, a California corporation, and any other Co-Buyer specified in the Factoring Agreement described below (“Buyer”) to enter into and provide credit facilities to Precision Opinion, Inc. (“Seller”) under that certain Factoring Agreement between Buyer and Seller dated the same date as this guaranty in such sums and upon such terms as Buyer deems best, the undersigned, James T. Medick (“Guarantor”), irrevocably guarantees, as an independent obligation of Guarantor, prompt performance and payment by Seller, when due, or at any time thereafter, with interest at the agreed upon rate, of all of Seller’s obligations heretofore or hereafter owed to or held by Buyer if not performed or paid promptly by Seller when due.

This guaranty is an absolute, unconditional, present and continuing guarantee of payment and not of collectability and is in no manner conditional or contingent upon any attempt to collect from Seller or any other person, or upon any other condition or contingency. Guarantor understands that if Seller fails to perform or pay promptly any of its obligations to Buyer, or files a petition in bankruptcy, reorganization or insolvency, or makes an assignment for the benefit of creditors, Buyer may accelerate the performance or payment of Seller’s obligations.

If Buyer is required, at any time, to repay any amount received in payment of Seller’s obligations because such payment was a preferential transfer or a fraudulent conveyance, or for any other reason, then, Guarantor shall be and remain liable to Buyer under this guaranty for the amount so repaid as if such amount had never originally been received by Buyer, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this guaranty.

Guarantor is aware of Seller’s financial condition and is delivering this Guaranty at Seller’s request and based solely upon Guarantor’s own investigation. Guarantor is not relying on any representation of Buyer. Guarantor accepts the risks of a continuing guaranty, which include the possibility that Seller will incur additional obligations for which Guarantor will be liable after Seller is no longer able to pay, or after bankruptcy or insolvency proceedings have been commenced.

Guarantor represents and warrants that (i) it is in Guarantor’s direct interest to assist Seller in procuring credit, because Seller is an affiliate of Guarantor, furnishes goods or services to Guarantor, purchases or acquires goods or services from Guarantor, or otherwise has a direct or indirect corporate or business relationship with Guarantor.

Guarantor waives: (i) notice of the acceptance by Buyer of this guaranty; (ii) notice of all transactions with Seller; (iii) notice of the conversion of any indebtedness to promissory notes and any requirements for presentment, protest and notice of protest and non-payment; (iv) any right of offset; (v) any defense based on bankruptcy, disability or any other defense of Seller or any other person; (vi) any defense based on Buyer’s failure to obtain, perfect or maintain a security interest; (vii) all rights of subrogation, reimbursement, indemnification or contribution and any other rights or defenses of an indemnitor or guarantor; (viii) all rights and defenses based on Buyer’s election of remedies.

Guarantor hereby waives Guarantor’s right to a jury trial of any claim or cause of action based upon or arising out of this guaranty or any dealings relating to the subject matter of it. Guarantor acknowledges that this waiver is a material inducement to Buyer to provide credit facilities under the Factoring Agreement and to accept this guaranty, that Buyer has already relied on this waiver in providing Seller with credit facilities and accepting this guaranty, and that Buyer will continue to rely on this waiver in future dealings under the Factoring Agreement. Guarantor further warrants and represents that Guarantor has knowingly and voluntarily waived Guarantor’s jury trial right following consultation with legal counsel.

All rights of Guarantor under any current or future obligation owed by Seller are subordinated to the prior payment, in full, of all of Seller’s obligations to Buyer. No payment of any such subordinated obligation shall be made to or accepted by Guarantor if at the time of such payment any of Seller’s obligations to Buyer are outstanding, and any payments that are received shall be held by Guarantor as trustee for Buyer.

Guarantor will pay all costs and expenses, including reasonable attorneys’ fees, incurred by Buyer in enforcing the obligations of Seller and Guarantor. All sums due under this guaranty shall bear interest at the highest rate charged with respect to Seller’s obligations to Buyer.

If Buyer assigns Seller’s underlying debt or any portion of it, Buyer may assign the rights granted under this guaranty as those rights apply to the assigned debt. Each provision of this guaranty shall be severable from every other provision for the purpose of determining the legal enforceability of this guaranty. This guaranty may only be amended in writing, and shall be governed by and construed in accordance with the laws of the State of California. Any suit, action or proceeding arising out of this guaranty, or the interpretation, performance or breach of this guaranty , shall be instituted in any court of Santa Clara County, State of California (the “Acceptable Forums”). Guarantor agrees that the Acceptable Forums are convenient to Guarantor, and irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agreeing to be bound by any judgment rendered thereby in connection herewith, and waives any and all objections to jurisdiction or venue that it may have any such suit, action or proceeding.

Dated: October 10, 2018	X /s/ James T.Medick

Name:	James T. Medick
Address:
City & Zip:
SS:
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NOTARY ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of             Nevada

County of             Clark

On             October 10             , 20 18 before me,             Michael J. Moore             , a Notary Public, personally appeared

(Insert Name of Notary Public)

JAMES T. MEDICK,

Name of Signer

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity (ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of             Nevada             that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Michael J. Moore	(SEAL)
(Signature of Notary Public)